EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Zimmer Biomet Holdings, Inc. of our report dated February 22, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Zimmer Biomet Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

November 24, 2021